First Charter Corporation Tuesday, January 13, 2004 Year End Conference Call

Forward Looking Statements 2 This news release contains forward looking statements with respect to the financial conditions and results of operations of First Charter Corporation. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) projected results in connection with the implementation of our business plan are lower than expected; (2) competitive pressure among financial services companies increases significantly; (3) costs or difficulties related to the integration of acquisitions or expenses in general are greater than expected; (4) general economic conditions, in the markets in which the company does business, are less favorable than expected; (5) risks inherent in making loans, including repayment risks and risks associated with collateral values, are greater than expected; (6) changes in the interest rate environment reduce interest margins and affect funding sources; (7) changes in market rates and prices may adversely affect the value of financial products; (8) legislation or regulatory requirements or changes thereto adversely affect the businesses in which the company is engaged; (9) regulatory compliance cost increases are greater than expected; (10) decisions to change the business mix of the company; and (11) strategic initiatives to increase revenues are not successfully implemented. For further information and other factors which could affect the accuracy of forward looking statements, please see First Charter's reports filed with the SEC pursuant to the Securities Exchange Act of 1934 which are available at the SEC's website (www.sec.gov) or at First Charter's website (www.FirstCharter.com). Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management's judgments only as of the date hereof. The company undertakes no obligation to publicly revise those forward looking statements to reflect events and circumstances that arise after the date hereof.

Discussion Topics Fourth Quarter Results 2003 Accomplishments Success of the Community Banking Strategy Subsequent Events 2004 Guidance Questions 3

4 Fourth Quarter Results

Guidance Assumptions - Stable Interest Rates - No securities gains, loss/income from equity method investments, trading income, and property gains Balance Sheet - Loan growth 5%-7% - Investment Securities flat - Deposit growth 9% - Other Borrowings decrease 13% Income Statement - Net interest income growth 7% - Provision for loan losses estimated between $3.25 and $3.75 million - Noninterest income decrease of 9% - Noninterest expense expected to increase 47% - Tax rate of 19% - Net loss of $0.02 - $0.04 per share 5 Actual Results Assumptions - Stable Interest Rates - Security, equity, and trading gains of $565,000 Balance Sheet - Loan growth 7% - Investment Securities flat - Deposits decreased 2% - Other Borrowings increased 14% Income Statement - Net interest income growth 11% - Provision for loan losses of $3.6 million - Noninterest income decreased 9% - Noninterest expense increased 56% - Tax rate of 19% - Net loss of $0.02 per share Guidance vs. 4th Quarter 2003 Results (1) Guidance from the December Press Release

6 2003 Accomplishments

2003 Accomplishments Net Loan Growth of $180 million or 9% Improved Credit Risk Profile Sold $60.9 million in nonaccruing and accruing high risk loans Sold Credit Card Portfolio of $11.7 million Restructured Investment Portfolio to Reduce Extension Risk 7

2003 Accomplishments (cont.) Deposit Growth of $105 million or 5% CHAMP Program - opened 40,636 checking accounts DDA Growth of 12.7% Deposit Mix Change Growth in Service Charge Income of 16% Financial Management Income Growth of 55% Acquisition of Third Party Benefits Administrator 8

2003 Accomplishments (cont.) Mortgage Loan Fees Growth of 29% Brokerage Services Revenue Growth of 32% Insurance Services Revenue Growth of 7% Acquisition of Two Insurance Agencies FHLB Refinancing Prepaid $131 million of High Cost Fixed Rate FHLB Advances 9

Success of the Community Banking Strategy 10 Customer Acquisition Customer Retention

19068 40636 ....CHAMP Results 11 2003 Goal: 40,000 New Checking Accounts Customer Acquisition 2003 Actual: 40,636 New Checking Accounts 2002 2003 Net Profit Per Account $205

12 12/31/02 12/31/03 Column 64.5 80 Column 64,518 24% increase Customer Acquisition ....Core Retail Household Growth 79,985 12/31/02 12/31/03

18,389 48,840 Cross-Sell Ratio 2.7 x 13 Customer Acquisition ....Cross-Sell Ratio for 2003 New Core Retail HHs Products Sold

Success of the Community Banking Strategy 14 Customer Acquisition Customer Retention

....Consistently Delivering "Expect More" Service 15 Customer Retention 3Q/01 4Q/01 1Q/02 2Q/02 3Q/02 4Q/02 1Q/03 2Q/03 3Q/03 4Q/03 70 72 74 75 79 83 80 80 82 81 75% Threshold 70% 72% 74% 75% 79% 83% 80% 80% 82% 81% Percent of Very Satisfied Clients

16 2002 2003 East 17.3 14 17% 14% 19% decline Customer Retention ....Attrition Ratio

Subsequent Events 17

18 Balance Sheet Management Interest Rate SWAPs New Fixed Rate FHLB Borrowings

19 Interest Rate SWAPs Allow the Corporation to swap higher fixed rate interest payments on long-term FHLB advances for lower variable rate payments Receiving interest at average fixed rate of 5.48% Paying interest at average variable rate of 3.25% Average period of 6.3 years Notional amount of $100 million Assuming stable interest rates, the impact is expected to lower interest expense by $2.2 million in 2004

20 New Fixed Rate FHLB Borrowings To Ensure an Asset Sensitive Balance Sheet Converted $120 million of existing floating rate FHLB Borrowings to fixed rate advances with maturities ranging from 1 to 3 years Expect increased interest expense of $1.1 million for 2004

21 New Fixed Rate FHLB Borrowings To Ensure an Asset Sensitive Balance Sheet Expect increased interest expense of $1.1 million for 2004 Converted $120 million of existing floating rate FHLB Borrowings to fixed rate advances with maturities ranging from 1 to 3 years Assuming stable interest rates, the net impact is expected to lower interest expense by $1.1 million in 2004

22 Potential Transactions The Corporation expects to enter into additional Interest Rate SWAPs and Fixed Rate Advances of a similar magnitude, if market conditions warrant Assuming stable interest rates, the net impact is expected to lower interest expense

2004 Guidance 23

Guidance Assumptions for 2004 Stable Interest Rates Improving Economic Environment Stable Asset Quality 24

Guidance Net Income of $0.28 - $0.31 per share Balance Sheet Change from 4th Quarter Loan growth 4% Investment securities flat Deposit growth flat Other borrowings growth 4% Income Statement Change from 4th Quarter Net interest income growth 5% Noninterest income growth 5% Noninterest expense decline 80% Tax rate of 31% 1st Quarter 2004 25 (1) Includes $250,000 of securities gains and no property gains

Guidance Net Income of $1.38 - $1.42 per share Balance Sheet Change from 12/31/2003 Loan growth 10% Investment securities flat Deposit growth 10% Other borrowings flat Income Statement Change from 12/31/2003 Net interest income growth 15% Noninterest income decline 5% Noninterest expense decline 10% Tax rate of 31% Annual 2004 26 Includes $1.0 million in securities gains and no property gains (1)

Questions... 27

NASDAQ: FCTR 28